UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2021

Cinemark USA, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	033-47040	75-2206284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972. 665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2021, Cinemark USA, Inc. (“Cinemark USA”), a wholly-owned subsidiary of Cinemark Holdings, Inc. (“Cinemark Holdings”), completed the offering (the “Offering”) of $405 million aggregate principal amount of its 5.875% Senior Notes due 2026 (the “Notes”). The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been, and are not required to be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. The Notes were issued pursuant to an indenture (the “Indenture”) dated March 16, 2021 among Cinemark USA, certain subsidiary guarantors of Cinemark USA (the “Guarantors”) and Wells Fargo Bank, N.A., a national banking corporation, as trustee. The net proceeds from the Offering, together with cash on hand, will be used to fund the Tender Offer (as defined below) and the Redemption (as defined below) and to pay any related fees and expenses associated with the foregoing and the Offering.

Cinemark USA’s obligations under the Notes are fully and unconditionally guaranteed on a joint and several senior unsecured basis by the Guarantors that guarantee, assume or in any other manner become liable with respect to any indebtedness of Cinemark USA or any Guarantor. If Cinemark USA cannot make payments on the Notes when they are due, the Guarantors must make them instead.

The Notes and the guarantees will be Cinemark USA’s and the Guarantors’ senior unsecured obligations and will (i) rank equally in right of payment to Cinemark USA’s and the Guarantors’ existing and future senior debt, including borrowings under Cinemark USA’s senior secured credit agreement (the “Credit Agreement”) and Cinemark USA’s existing senior notes, (ii) rank senior in right of payment to Cinemark USA’s and the Guarantors’ future subordinated debt, (iii) be effectively subordinated to all of Cinemark USA’s and the Guarantors’ existing and future secured debt, to the extent of the value of the collateral securing such debt, including all obligations under Cinemark USA’s Credit Agreement and Cinemark USA’s 8.750% senior secured notes due 2025 and (iv) are structurally subordinated to all existing and future debt and other liabilities of Cinemark USA’s non-guarantor subsidiaries.

The Notes will mature on March 15, 2026. Pursuant to the Indenture, interest on the Notes accrues at a rate of 5.875% per annum and is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021.

Cinemark USA has the option to redeem all or a part of the Notes at any time on or after March 15, 2023 at redemption prices specified in the Indenture. In addition, prior to March 15, 2023, Cinemark USA may redeem up to 40% of the aggregate principal amount of Notes with funds in an amount equal to the net proceeds of certain equity offerings at a redemption price equal to 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, so long as at least 60% of the principal amount of the Notes issued under the Indenture (including any additional notes) remains outstanding immediately after each such redemption. Prior to March 15, 2023, Cinemark USA has the option to redeem all or any portion of the Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest on the Notes, if any, plus a make-whole premium.

The Indenture limits Cinemark USA’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; (vi) grant or assume certain liens; and (vii) consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of important qualifications and exceptions as described in the Indenture. Additionally, upon the occurrence of a Change of Control (as defined in the Indenture), Cinemark USA must offer to repurchase all of the Notes for a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, thereon to the repurchase date. The Indenture also provides for customary events of default.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On March 16, 2021, Cinemark USA issued a notice of optional redemption to redeem (the “Redemption”) $66,010,000 in aggregate principal amount of its 5.125% Senior Notes due 2022 (the “5.125% Notes”), which represents all of its 5.125% Notes that remained outstanding following the expiration of the cash tender offer described under Item 7.01 below. In connection therewith, on March 16, 2021, Cinemark USA deposited with Wells Fargo Bank, N.A., as trustee for the 5.125% Notes (the “Trustee”), funds sufficient to redeem any 5.125% Notes remaining outstanding on April 15, 2021 (the “Redemption Date”). The redemption payment (the “Redemption Payment”) included approximately $66,010,000 of outstanding principal at the redemption price equal to 100.000% of the principal amount plus accrued and unpaid interest thereon to the Redemption Date. Upon deposit of the Redemption Payment with the Trustee on March 16, 2021, the indenture governing the 5.125% Notes was fully satisfied and discharged. The 5.125% Notes, which bore interest at 5.125% per year, were scheduled to mature on December 15, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Report is hereby incorporated into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 16, 2021, Cinemark Holdings issued a press release announcing the consummation of the cash tender offer (the “Tender Offer”) by Cinemark USA to purchase any and all of 5.125% Notes. Following the expiration of the Tender Offer and the notice of guaranteed delivery date, $333,990,000 aggregate principal amount of the 5.125% Notes (83.50%) was validly tendered. Cinemark USA accepted for payment all such 5.125% Notes validly tendered and not validly withdrawn in the Tender Offer and made payment for such 5.125% Notes on March 16, 2021 using a portion of the net proceeds from the Offering. A copy of the press release is being furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information described in Item 7.01 of this Report, including Exhibit 99.1, is being furnished, not filed, pursuant to Regulation FD. Accordingly, this information will not be incorporated by reference into any registration statement filed by Cinemark Holdings or Cinemark USA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of this information is not intended to, and does not, constitute a determination or admission by Cinemark Holdings or Cinemark USA that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Cinemark Holdings or Cinemark USA or any of their affiliates.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of March 16, 2021, among Cinemark USA, Inc., the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.

99.1	Press Release dated March 16, 2021.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK USA, INC.

Date: March 16, 2021	By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President - General Counsel and
Secretary